Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-185945) of Altisource Residential Corporation

2)	Registration Statement (Form S-8 No. 333-189001) of Altisource Residential Corporation

3)	Registration Statement (Form S-8 No. 333-194113) of Altisource Residential Corporation

4)	Registration Statement (Form S-8 No. 333-212309) of Altisource Residential Corporation

of our reports dated February 27, 2019 with respect to the consolidated financial statements and schedules of Front Yard Residential Corporation (formerly Altisource Residential Corporation) and the effectiveness of internal control over financial reporting of Front Yard Residential Corporation (formerly Altisource Residential Corporation) included in this Annual Report (Form 10-K) of Front Yard Residential Corporation for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 27, 2019